UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 1, 2009 (June 25, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

See description in Item 2.03.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As part of Rite Aid Corporation's ("Rite Aid") previously announced refinancing of its September 2010 debt maturities, on June 26, 2009, Rite Aid entered into a refinancing amendment (the "Amendment") to its Amended and Restated Credit Agreement, dated as of June 5, 2009 (the "Restated Credit Agreement"), pursuant to which Rite Aid obtained a new $1.0 billion senior secured revolving credit facility (the "New Revolver").  Borrowings under the New Revolver bear interest, at Rite Aid's option, at (a) an adjusted LIBOR rate with a floor of 3.00% per annum, plus the New Revolver Margin (as defined below) or (b) the greater of (x) Citibank's base rate with a 4.00% per annum base rate floor and (y) the federal funds rate plus 0.50%, in each case plus the New Revolver Margin.

The "New Revolver Margin" is 4.50% for LIBOR borrowings and 3.50% for base rate borrowings, and following the second fiscal quarter after the effective date of the New Revolver, can fluctuate depending on the amount of revolver availability, as specified in the Restated Credit Agreement as modified by the Amendment.  Rite Aid is required to pay fees on the daily unused amount of the New Revolver in an amount per annum equal to 1.00% and, following the second fiscal quarter after the effective date of the New Revolver, in an amount per annum equal to 1.00% or 0.75% depending on the amount of revolver availability. The New Revolver will be guaranteed by the same subsidiaries that guarantee Rite Aid's senior secured credit facility and its 9.750% senior secured notes due 2016 (the "9.750% Notes") (the "Subsidiary Guarantors"). The Subsidiary Guarantors also guarantee Rite Aid's outstanding 10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017, 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017.  The New Revolver and the guarantees thereof are secured by the same senior liens granted by the Subsidiary Guarantors on the collateral that secures Rite Aid's obligations under its senior secured credit facility and the 9.750% Notes.  The New Revolver has the same covenants and events of default as the Restated Credit Agreement and the amounts drawn on the New Revolver become due and payable in September 2012.

In connection with the establishment of the New Revolver, Rite Aid will retire Rite Aid's existing revolving credit facility and pay related fees and expenses.  A copy of the Refinancing Amendment No. 2, dated as of June 26, 2009, is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain financial institutions and their affiliates related to the transactions described herein have performed investment banking, commercial banking and advisory services for Rite Aid from time to time for which they have received customary fees and expenses.  Citigroup Global Markets Inc. acted as joint lead arranger and joint book-runner, and an affiliate of Citigroup Global Markets Inc. is the administrative agent and collateral agent, under Rite Aid's senior secured credit facility, including the New Revolver.  Banc of America Securities LLC acted as joint lead arranger and joint book-runner, and an affiliate of Banc of America Securities LLC is the syndication agent, under Rite Aid's senior secured credit facility, including the New Revolver.  Wachovia Capital Markets, LLC acted as joint lead arranger and joint book-runner and an affiliate of Wachovia Capital Markets, LLC acted as co-documentation agent under the New Revolver.  Affiliates of the financial institutions mentioned above are lenders under Rite Aid's senior secured credit facility, including the New Revolver.  In connection with these roles, these financial institutions and their respective affiliates each received customary fees.  Affiliates of one or more of the financial institutions mentioned above are also lenders under Rite Aid's existing revolving credit facility being repaid in connection with the New Revolver.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Compensation Committee of the Board of Directors (the "Board") of Rite Aid approved annual long-term incentive compensation (referred to herein as the "2010 long-term incentive plan"), consisting of equity and, for certain participants, cash-based performance awards.  The plan participants include the "named executive officers", other corporate executive officers and key managers of Rite Aid.  These awards, which have been made annually, are designed to align Rite Aid's objectives with those of its shareholders to improve Rite Aid's financial performance.

The Board approved a long-term incentive value (the "LTI Level") for each participant that is defined as a percentage of base salary, provided in the form of a mix of nonqualified stock options, restricted stock and/or cash performance awards.  The LTI Levels approved for the named executive officers are:  150% for Mary Sammons, Chief Executive Officer; 100% for John Standley, President and Chief Operating Officer; 100% for Frank Vitrano, Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer; 85% for Brian Fiala, Executive Vice President Store Operations and 60% for Douglas Donley, Senior Vice President, Chief Accounting Officer.  The Board established the financial goals and each participant's target for the cash performance awards under the 2010 long-term incentive plan.  The cash performance awards, or "performance units", are based upon reaching certain target levels of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other adjustments) for the combined three (3) fiscal years of 2010, 2011 and 2012.  The target levels of Adjusted EBITDA are set each year of the three (3) year performance period.  The possible payout of the performance awards range from zero to 200% of the target amount, depending on Adjusted EBITDA as compared to target for the combined three (3) year performance period, with the awards paid in cash at the end of the period.  The nonqualified stock options granted under the 2010 long-term incentive plan will vest one-quarter (1/4) per year over four (4) years from the date of grant, generally based on continued employment, and will be priced at the closing price on the date of grant.  The restricted stock vests one-third (1/3) per year over three (3) years from the date of grant, generally based on continued employment.  Pursuant to the 2010 long-term incentive plan, the equity awards granted to the named executive officers under the 2006 Omnibus Equity Plan are as follows:  Ms. Sammons, 967,700 stock options and 302,400 shares of restricted stock; Mr. Standley, 580,600 stock options and 181,500 shares of restricted stock; Mr. Vitrano, 451,600 stock options and 141,100 shares of restricted stock; Mr. Fiala,

250,900 stock options and 78,400 shares of restricted stock; and Mr. Donley, 128,100 stock options and 40,000 shares of restricted stock.  As discussed above, cash performance units were also granted in the following target amounts to the named executive officers:  Ms. Sammons, $525,000; Mr. Standley, $315,000; Mr. Vitrano, $245,000; Mr. Fiala, $136,100 and Mr. Donley, $69,500, which will be paid only if Rite Aid achieves certain target levels of Adjusted EBITDA for the three (3) year performance period.

In addition, the Board granted supplemental nonqualified stock options under the 2006 Omnibus Equity Plan to certain corporate executive officers of Rite Aid, including Messrs. Fiala and Donley as follows:  Mr. Fiala, 474,100 stock options; and Mr. Donley, 121,900 stock options. These nonqualified stock options will vest one-quarter (1/4) per year over four (4) years from the date of the grant, generally based on continued employment, and will be priced at the closing price on the date of grant.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Number	Description
10.1
Refinancing Amendment No. 2, dated as of June 26, 2009, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing agent, and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2009	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1
Refinancing Amendment No. 2, dated as of June 26, 2009, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing agent, and the other agents party thereto.